Exhibit 99.1

 Annual Shareholders MeetingDecember 6, 2016  TENGASCO, INC.  *

Annual Shareholders Meeting – December 6, 2016

Outline of Presentation

- Introduction of Directors, Officers, and Employees
- Forward Looking Statements
- Significant Activities Since The Last Shareholders Meeting
- Exploration Play Update
- Oil Prices
- Capital Spending and Drilling Results
- Kansas Production
- Borrowings on Credit Facility
- Financial Review
  - Nine months ended September 30, 2016 and 2015
  - Year ended December 31, 2015 and 2014
- 2017 Outlook
- Results of Voting
- Shareholder Questions

TENGASCO

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Annual Shareholders Meeting – December 6, 2016

Directors and Officers

- Peter Salas
  - Director, Chairman of the Board, member of the Exploration Committee
  - Elected to the Board in 2002 and as Chairman of the Board in 2004
- Matt Behrent
  - Director, Chairman of the Audit Committee, member of the Compensation Committee
  - Elected to the Board in 2007
- Hugh Brooks
  - Director, Chairman of the Compensation Committee, member of the Exploration Committee
  - Elected to the Board in 2010
- Rich Thon
  - Director, member of the Audit Committee, member of the Compensation Committee
  - Elected to the Board in 2013
- Mike Rugen
  - CFO since 2009 and Interim CEO since 2013
- Cary Sorensen
  - VP, General Counsel, and Corporate Secretary since 1999

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 Forward Looking StatementsExcept for the historical information contained in this review, the matters discussed in this presentation are forward-looking statements within the meaning of applicable securities laws, that are based upon current expectations. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks inherent in drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs and other services, land issues, federal and state regulatory developments and other risks more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC).  *

Annual Shareholders Meeting – December 6, 2016

Significant Activities Since The Last Shareholders Meeting

- Announced rights offering
- Continued to evaluate opportunities (primarily in Kansas and surrounding states)
  - Current inventory
  - Corporate
  - Acquisition of producing properties
  - Acreage
  - Non-operated opportunities (drilled one well)
  - Although we continue evaluating several opportunities, no agreements have been entered into by the Company to move forward with any of the opportunities currently under evaluation other than the agreement to participate in drilling a Kansas well in the fourth quarter of 2016
- While debt levels remain relatively low, they have increased since year-end
  - $3,186K borrowing base
  - $869K drawn at 12/31/2015
  - $2,252K drawn at 12/5/2016
- Continued review of personnel, services, and service providers for cost-effective alternatives
  - Reduction in force during Q1 2016 resulting in annualized reduction in G&A of approximately $500,000, offset in part by use of contractors
  - The reduction in force together with previous director, officer and employee salary reductions, and no corporate bonuses results in annualized G&A savings of approximately $700,000 compared to 2014 levels.

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Annual Shareholders Meeting – December 6, 2016Update on Saline County Acreage  At December 6, 2016, has approximately 9,700 acres under leaseIn 2016, shot seismic over lease acreage acquired in 2014/2015Discussing opportunity with potential partners in order to share cost and risk, and maintain more debt capacity for acquisitionsTo date the Company has invested approximately $1.7 million in this project  *

 Annual Shareholders Meeting – December 6, 2016Capital Spending and Drilling / Polymer Results($ Thousands)   YTD Est. FY 2015 Sep. 2016 2016Capital Spending (includes accruals): Drilling 177 - 79 Recompletions 28 - - Polymers - - - SWD Conversion 47 - - Leasehold 90 - 8 Seismic 22 300 308 Other 142 64 64 Total Capital Spending 506 364 459Drilling and Polymers: Wells Drilled 1 - 1 Wells Completed - - 1 Polymers Performed - - - Convert to SWD 1 - - Recompletions 1 - -  *

 Annual Shareholders Meeting – December 6, 2016Average Monthly Oil Price Received($ per barrel)  *

 Annual Shareholders Meeting – December 6, 2016Average Daily Gross Operated Production For Selected Months(Barrels of Oil Per Day)  *

 Annual Shareholders Meeting – December 6, 2016Bank Borrowings – Quarter End Balance($ Thousands)  *

 Annual Shareholders Meeting – December 6, 2016Financial Summary($ Thousands, except per share data, sales volumes, and price per barrel)  9 Months Ended September 30, * 2016 2015 Change PercentRevenues 3,456 4,958 (1,502) (30.3)%Production cost and taxes (2,570) (3,223) 653 20.3%DD&A (904) (2,082) 1,178 56.6%General & administrative (1,131) (1,557) 426 27.4%Impairment (non-cash charge) (2,718) (7,189) 4,471 62.2%Net income from operations (3,867) (9,093) 5,226 (57.5)%Interest expense (73) (70) (3) (4.3)%Gain on sale of assets 1 38 (37) (97.4)%Tax expense - 3,572 (3,572) Net income (loss) (3,939) (5,553) 1,614 29.1%Net income (loss) per share – Basic and Diluted $ (0.65) $ (0.91) $ 0.26 28.6%Net Sales Volumes (MBbl) 82.2 101.0 (18.8) (18.6)%Oil Price ($/Bbl) $ 35.59 $ 44.65 $ (9.06) (20.3)%* Operating results for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.  *

 Annual Shareholders Meeting – December 6, 2016Production Cost and Taxes & General and Administrative($ Thousands, except cost per barrel)  9 Months Ended September 30, * 2016 2015 Change PercentProduction Cost and Taxes:Kansas (2,365) (2,930) 565 19.3%Methane Facility (205) (293) 88 30.0%Total Production Cost and Taxes (2,570) (3,223) 653 20.3%Kansas Cost Per Barrel (using net sales volumes) $ (28.77) $ (29.01) $ 0.24 0.8%General and Administrative:Payroll and Directors’ Compensation (458) (688) 230 33.4%Accounting, Consulting, Legal, and Engineering Services (273) (418) 145 34.7%Insurance – Corporate and Employee (86) (122) 36 29.5%Other (314) (329) 15 4.6% Total General and Administrative (1,131) (1,557) 426 27.4%* Operating results for the nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the year ended December 31, 2016.  *

 Annual Shareholders Meeting – December 6, 2016Financial Summary($ Thousands, except per share data, sales volumes, and price per barrel)  Year Ended December 31, 2015 2014 Change PercentRevenues 6,164 13,788 (7,624) (55.3)%Production cost and taxes (4,224) (5,994) 1,770 29.5%DD&A (2,676) (3,030) 354 11.7%General & administrative (2,069) (2,707) 638 23.6%Impairment (non-cash charge) (14,526) (2,796) (11,730) (419.5)%Net income from operations (17,331) (739) (16,592) Interest expense (80) (88) 8 9.1%Gain on sale of assets 41 33 8 24.2%Tax expense (7,351) 6 (7,357) Net income (loss) (24,721) (788) (23,933) Net income (loss) per share – Basic and Diluted $ (4.06) $ (0.13) $ (3.93) Net Sales Volumes (MBbl) 130.9 153.5 (22.6) (14.7)%Oil Price ($/Bbl) $ 42.66 $ 86.05 $ (43.39) (50.4)%  *

 Annual Shareholders Meeting – December 6, 20162017 Outlook  Current pricing is higher than average 2016 levelsCompany will continue to manage our borrowing levelsContinue to identify and evaluate opportunitiesCurrent inventoryCorporateAcquisition of producing propertiesAcreageNon-operated opportunitiesProduction Cost & General and AdministrativeNo bonuses are expected to be paid to corporate and office personnel this yearWhen wells go down and require repairs we will only perform the work if it is economic to do soContinue to review personnel, services and the service providers we use to determine if there are cost effective alternatives  *

 Annual Shareholders Meeting – December 6, 2016  The Company’s management and Board of Directors want to thank all of our employees and their families for their dedication and contribution to Tengasco. We also want to thank the shareholders for your continued support. We hope to see you again next year at our Shareholder Meeting in 2017  *

 Annual Shareholders Meeting – December 6, 2016  Results of Voting  *

 Annual Shareholders Meeting – December 6, 2016  Shareholder Questions to ManagementPlease state your name, confirm you are a shareholder of the Company, and direct your questions to Mike Rugen.  *